Exhibit 99.1

James Corl Resigns from Equity Commonwealth's Board of Trustees
CHICAGO – November 19, 2020 - Equity Commonwealth (NYSE: EQC) announced today that James Corl, who has served as a Trustee since May 2014, resigned from the company’s Board of Trustees effective November 19, 2020.

“Jim has been a valued board member, and we thank him for his contributions,” said Sam Zell, Equity Commonwealth’s Chairman. “We wish him the very best.”

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s same property portfolio is comprised of 4 properties and 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Investor Contact
Sarah Byrnes, Equity Commonwealth, (312) 646-2801
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